EXHIBIT 10.54

February 24, 2022
SUMMIT MIDSTREAM PARTNERS, LP
2012 LONG-TERM INCENTIVE PLAN
_____ LTIP GRANT AWARD AGREEMENT

Pursuant to this ____ LTIP Grant Award Agreement, dated as of ____________ (this “Agreement”) and the Summit Midstream Partners, LP 2012 Long-Term Incentive Plan, as amended and restated (the “Plan”), Summit Midstream GP, LLC (the “Company”), as the general partner of Summit Midstream Partners, LP (the “Partnership”), hereby grants to [_______________] (the “Participant”) the following Other Unit-Based Award within the meaning of the Plan (the “Award”) consisting, in part, of Phantom Units (the “Phantom Units”), and, in part, of a dollar-denominated cash amount (the “Retention Component”). In the event of any conflict between the terms of this Agreement and the Plan (the terms and conditions of which are hereby incorporated into this Agreement by reference), the terms of the Plan shall control. Except as otherwise expressly provided herein, all capitalized terms used in this Agreement, but not defined, shall have the meanings provided in the Plan.

The effectiveness of the Award requires your acceptance by executing and returning the signature page hereto within five days of the Grant Date and the Award may be revoked if not so accepted.

GRANT NOTICE

Subject to the terms and conditions of this Agreement, the principal features of the Award are as follows:
Number of Phantom Units: [___________] Phantom Units, each of which is hereby granted in tandem with a corresponding DER, as further detailed in Section 3 below.
Dollar-Denominated Retention Component Amount: $[___________]
Grant Date: ___________
Reference Date: _____________
Vesting of the Award:

•The Phantom Units (rounded down to the nearest whole number of units, except in the case of the final vesting date) shall vest on each of the following anniversaries of the Reference Date described above, subject to the Participant’s continued Service as an Employee through the applicable vesting date, as follows: _____________________________________.
•The Retention Component (rounded down to the nearest whole cent (1¢), except in the case of the final vesting date) shall vest on each of the following anniversaries of the Reference Date described above, subject to the Participant’s continued Service as an Employee through the applicable vesting date., as follows: ____________________________________.
•In addition, the Phantom Units and the Retention Component shall be subject to accelerated vesting as set forth in Section 4 below.
Termination of the Award: Except as otherwise described in the Plan or this Agreement, in the event of a termination of the Participant’s Service for any reason, all Phantom Units and any portions of the Retention Component that have not vested prior to or in connection with such termination of Service shall thereupon automatically be forfeited by the Participant without further action and without payment of consideration therefor.
Payment of the Award:
•Vested Phantom Units shall be paid to the Participant in the form of Units and/or cash as set forth in Section 5 below.
•Vested Retention Component amounts shall be paid to the Participant in the form of cash as set forth in Section 5 below.

TERMS AND CONDITIONS OF THE ____ LTIP GRANT

1.Grant. The Company hereby grants to the Participant, as of the Grant Date, that certain Award described in the Grant Notice and consisting of a grant of the Phantom Units and a grant of the Retention Component, subject to all of the terms and conditions contained in this Agreement, the Grant Notice, the Plan and the Time of Settlement Election Form (the “Election Form”) (if any). Prior to actual payment in respect of any vested Phantom Unit or vested Retention Component amount, such Phantom Unit and Retention Component amount will represent an unsecured obligation of the Partnership, payable (if at all) only from the general assets of the Partnership.
2.____ LTIP Grant – In General.
(a)    Phantom Units. Subject to Section 4 below, each Phantom Unit that vests shall represent the right to receive payment, in accordance with Section 5 below, in the form of one (1) Unit. Unless and until a Phantom Unit vests, the Participant will have no right to payment in respect of such Phantom Unit.
(b)    Retention Component. Subject to Section 4 below, the portion of the Retention Component that vests shall represent the right to receive payment, in accordance with Section 5 below, in the form of cash. Unless and until the applicable Retention Component amount vests, the Participant will have no right to payment of such amount in respect of such vested portion of the Retention Component.
3.Grant of Tandem DER. Each Phantom Unit granted hereunder is hereby granted in tandem with a corresponding DER, which DER shall remain outstanding from the Grant Date until the earlier of the payment or forfeiture of the Phantom Unit to which it corresponds. Each vested DER shall entitle the Participant to receive payments, subject to and in accordance with this Agreement, in an amount equal to any distributions made by the Partnership in respect of the Unit underlying the Phantom Unit to which such DER relates. Such payments shall be made in cash to the extent the corresponding distribution was made in cash and shall be made in accordance with Section 5 below. The Company shall establish, with respect to each Phantom Unit, a separate DER bookkeeping account for such Phantom Unit (a “DER Account”), which shall be credited (without interest) on the applicable distribution dates with an amount equal to any distributions made by the Partnership during the period that such Phantom Unit remains outstanding with respect to the Unit underlying the Phantom Unit to which such DER relates. Upon the vesting of a Phantom Unit, the DER (and the DER Account) with respect to such vested Phantom Unit shall also become vested. Similarly, upon the forfeiture of a Phantom Unit, the DER (and the DER Account) with respect to such forfeited Phantom Unit shall also be forfeited. DERs shall not entitle the Participant to any payments relating to distributions occurring after the earlier to occur of the applicable Phantom Unit payment date or the forfeiture of the Phantom Unit underlying such DER. The DERs and any amounts that may become distributable in respect thereof shall be treated separately from the Phantom Units and the rights arising in connection therewith for purposes of Section 409A of the Code (including for purposes of the designation of the time and form of payments required by Section 409A of the Code).

4.Vesting and Termination.
(a)    Vesting. Subject to Section 4(c) below, the Phantom Units and Retention Component shall vest in such amounts and at such times as are set forth in the Grant Notice above.
(b)    Accelerated Vesting. Subject to Section 4(c) below, the unvested portions of the Phantom Units and Retention Component shall vest in full upon the occurrence of any of the following events: (i) a termination of the Participant’s Service by the Company or the Partnership other than for Cause, (ii) a termination of the Participant’s Service by the Participant for Good Reason (as that term shall be defined in a written agreement (if any) between the Company and the Participant), (iii) a termination of the Participant’s Service by reason of the Participant’s death or Disability, or (iv) a Change in Control.
(c)    Forfeiture. Notwithstanding the foregoing, in the event of a termination of the Participant’s Service for any reason, all Phantom Units and Retention Component amounts that have not vested prior to or in connection with such termination of Service shall thereupon automatically be forfeited by the Participant without further action and without payment of consideration therefor. No portion of the Phantom Units or Retention Component which has not become vested at the date of the Participant’s termination of Service shall thereafter become vested.
(d)    Payment. Vested Phantom Units and vested Retention Component amounts shall be subject to the payment provisions set forth in Section 5 below.
5.Payment of Phantom Units, DERs and Retention Components.
(a)    Phantom Units. Unpaid, vested Phantom Units shall be paid to the Participant (or in the event of the Participant’s death, to the Participant’s estate) in the form of Units or in the Company’s sole discretion cash, or a combination of both, in an amount equal to the Fair Market Value of a Unit, in a lump-sum as soon as reasonably practical, but not later than forty-five (45) days, following the date on which such Phantom Units vest or, if applicable, at the time elected pursuant to the Election Form.
(b)    DERs. Unpaid, vested DERs shall be paid to the Participant (or in the event of the Participant’s death, to the Participant’s estate) as soon as reasonably practical, but not later than forty-five (45) days, following the date on which a Phantom Unit and related DER vests, in the form of a cash payment equal to the amount then credited to the DER Account maintained with respect to such Phantom Unit or, if applicable, at the time elected pursuant to the Election Form.
(c)    Retention Components. Unpaid, vested Retention Component amounts shall be paid to the Participant (or in the event of the Participant’s death, to the Participant’s estate) as soon as reasonably practical, but not later than forty-five (45) days, following the date on which the applicable Retention Component amount vests, in the form of a cash payment or, if applicable, at the time elected pursuant to the Election Form.
(c)    Potential Six-Month Delay. Notwithstanding anything to the contrary in this Agreement, no amounts payable under this Agreement shall be paid to the Participant prior to the expiration of the six (6)-month period following his or her “separation from service” (within the meaning of Treasury Regulation Section 1.409A-1(h)) (a

“Separation from Service”) to the extent that the Company determines that paying such amounts prior to the expiration of such six (6)-month period would result in a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code. If the payment of any such amounts is delayed as a result of the previous sentence, then on the first business day following the end of the applicable six (6)-month period (or such earlier date upon which such amounts can be paid under Section 409A of the Code without resulting in a prohibited distribution, including as a result of the Participant’s death), such amounts shall be paid to the Participant.
6.Tax Withholding.
(a)    In General. The Company and/or its Affiliates shall have the authority and the right to deduct or withhold, or to require the Participant to remit to the Company and/or its Affiliates, an amount sufficient to satisfy all applicable federal, state and local taxes (including the Participant’s employment tax obligations) that become due under applicable law with respect to any taxable event arising in connection with the Award.
(b)    Phantom Unit Matters. The Company and/or its Affiliates shall have the authority and right to satisfy such withholding amounts from proceeds of the sale of Units acquired upon vesting of the Phantom Units either through a voluntary sale or through a mandatory sale arranged by the Company (on the Participant’s behalf pursuant to this authorization). In satisfaction of the foregoing requirement, unless otherwise determined by the Committee (which determination may not be delegated), the Company and/or its Affiliates shall withhold Units otherwise issuable in respect of such Phantom Units having a Fair Market Value equal to the sums required to be withheld. In the event that Units that would otherwise be issued in payment of the Phantom Units are used to satisfy such withholding obligations, the number of Units which shall be so withheld shall, unless otherwise approved by the Committee, not exceed the number of Units that would result in an accounting charge with respect to such Units used to pay such taxes.
7.    Rights as Unit Holder. Neither the Participant nor any person claiming under or through the Participant shall, with respect to any Phantom Units subject to the Award, have any of the rights or privileges of a holder of Units in respect of any Units that may become deliverable hereunder unless and until certificates representing such Units shall have been issued or recorded in book entry form on the records of the Partnership or its transfer agents or registrars, and delivered in certificate or book entry form to the Participant or any person claiming under or through the Participant.
8.Non-Transferability. Neither the Phantom Units, the DERs or the Retention Component nor any right of the Participant thereunder may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant (or any permitted transferee) other than by will or the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company, the Partnership and any of their Affiliates.
9.Distribution of Units. Unless otherwise determined by the Committee or required by any applicable law, rule or regulation, neither the Company nor the Partnership shall deliver to the Participant, with respect to any payment relating to the Phantom Units under the Award, certificates evidencing Units issued pursuant to this Agreement and instead such Units shall be recorded in the books of the Partnership (or, as applicable, its transfer agent or equity plan administrator). All certificates for any such Units issued pursuant to this Agreement and all

Units issued pursuant to book entry procedures hereunder shall be subject to such stop transfer orders and other restrictions as the Company may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities Exchange Commission, any stock exchange upon which such Units are then listed, and any applicable federal or state laws, and the Company may cause a legend or legends to be inscribed on any such certificates or book entry to make appropriate reference to such restrictions. In addition to the terms and conditions provided herein, the Company may require that the Participant make such covenants, agreements, and representations as the Company, in its sole discretion, deems advisable in order to comply with any such laws, regulations, or requirements. No fractional Units shall be issued or delivered pursuant to the Phantom Units and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of fractional Units or whether such fractional Units or any rights thereto shall be canceled, terminated, or otherwise eliminated.
10.Partnership Agreement. Units issued upon payment of the Phantom Units under the Award shall be subject to the terms of the Plan and the Partnership Agreement. Upon the issuance of Units to the Participant, the Participant shall, automatically and without further action on his or her part, (i) be admitted to the Partnership as a Limited Partner (as defined in the Partnership Agreement) with respect to the Units, and (ii) become bound, and be deemed to have agreed to be bound, by the terms of the Partnership Agreement.
11.No Effect on Service. Nothing in this Agreement or in the Plan shall be construed as giving the Participant the right to be retained in the employ or service of the Company or any Affiliate thereof. Furthermore, the Company and its Affiliates may at any time dismiss the Participant from employment or consulting free from any liability or any claim under the Plan or this Agreement, unless otherwise expressly provided in the Plan, this Agreement or any other written agreement between the Participant and the Company or an Affiliate thereof.
12.Severability. If any provision of this Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, such provision shall be construed or deemed amended to conform to the applicable law or, if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of this Agreement, such provision shall be stricken as to such jurisdiction, and the remainder of this Agreement shall remain in full force and effect.
13.Tax Consultation. None of the Board, the Committee, the Company nor the Partnership has made any warranty or representation to Participant with respect to the income tax consequences that relate to the Award or the transactions contemplated by this Agreement, and the Participant represents that he or she is in no manner relying on such entities or their representatives for tax advice or an assessment of such tax consequences. The Participant understands that the Participant may suffer adverse tax consequences in connection with the Phantom Units, the DERs and the Retention Component granted hereunder. The Participant represents that the Participant has consulted with any tax consultants that the Participant deems advisable in connection with the Award.
14.Amendments, Suspension and Termination. Subject to Section 7(a) of the Plan, the Committee may waive any conditions or rights under, amend any terms of, or alter this Agreement at any time, provided that no such change, other than pursuant to Section 7(c) of the

Plan, shall materially reduce the rights or benefits of the Participant without the Participant’s consent.
15.Conformity to Securities Laws. The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act, any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and all applicable state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Phantom Units, the DERs and the Retention Component are granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
16.Code Section 409A. Neither the Award nor any of the payments made pursuant to this Agreement are intended to constitute or provide for a deferral of compensation that is subject to Section 409A of the Code, except to the extent the Participant elects a deferred payment date pursuant to the Election Form. To the extent that the Committee determines that the Award or any such payment is not exempt from (or, if an election is made pursuant to the Election Form, compliant with) Section 409A of the Code, the Committee may (but shall not be required to) amend this Agreement or the Election Form, if applicable, in a manner intended to comply with the requirements of Section 409A of the Code or an exemption therefrom (including amendments with retroactive effect), or take any other actions as it deems necessary or appropriate to (a) exempt the Award or the payments thereunder from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Phantom Units, the DERs and the Retention Component, or (b) comply with the requirements of Section 409A of the Code. To the extent applicable, this Agreement and the Election Form (if any) shall be interpreted in accordance with the provisions of Section 409A of the Code. Notwithstanding anything in this Agreement or the Election Form (if any) to the contrary, to the extent that any payment or benefit hereunder constitutes non-exempt “nonqualified deferred compensation” for purposes of Section 409A of the Code, and such payment or benefit would otherwise be payable or distributable hereunder by reason of the Participant’s termination of Service, all references to the Participant’s termination of Service shall be construed to mean a Separation from Service, and the Participant shall not be considered to have a termination of Service unless such termination constitutes a Separation from Service with respect to the Participant.
17.Adjustments; Clawback. The Participant acknowledges that the Award is subject to modification and termination in certain events as provided in this Agreement and Section 7 of the Plan. The Participant further acknowledges that the Award and any payments made hereunder shall be subject to the provisions of any clawback policy that may be adopted as provided in Section 8(o) of the Plan.
18.Successors and Assigns. The Company or the Partnership may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company and the Partnership. Subject to the restrictions on transfer contained herein, this Agreement shall be binding upon the Participant and his or her heirs, executors, administrators, successors and assigns.

19.Governing Law. The validity, construction, and effect of this Agreement and any rules and regulations relating to this Agreement shall be determined in accordance with the laws of the State of Delaware without regard to its conflicts of laws principles.
20.Consent to Jurisdiction and Services of Process; Appointment of Agent. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE PARTNERSHIP AGREEMENT, EACH PARTY TO THIS AGREEMENT HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF THE STATE COURTS LOCATED IN THE STATE OF NEW YORK IN NEW YORK COUNTY AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE PHANTOM UNITS OR THE RETENTION AWARD, SHALL BE LITIGATED IN SUCH COURTS. EACH PARTY (a) CONSENTS TO SUBMIT HIMSELF, HERSELF OR ITSELF TO THE PERSONAL JURISDICTION OF SUCH COURTS FOR SUCH ACTIONS OR PROCEEDINGS, (b) AGREES THAT HE, SHE OR IT WILL NOT ATTEMPT TO DENY OR DEFEAT SUCH PERSONAL JURISDICTION BY MOTION OR OTHER REQUEST FOR LEAVE FROM ANY SUCH COURT, AND (c) AGREES THAT HE, SHE OR IT WILL NOT BRING ANY SUCH ACTION OR PROCEEDING IN ANY COURT OTHER THAN SUCH COURTS. EACH PARTY ACCEPTS FOR HIMSELF, HERSELF OR ITSELF AND IN CONNECTION WITH SUCH PARTY’S PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE AND IRREVOCABLE JURISDICTION AND VENUE OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY NON-APPEALABLE JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH ACTIONS OR PROCEEDINGS. A COPY OF ANY SERVICE OF PROCESS SERVED UPON THE PARTIES SHALL BE MAILED BY REGISTERED MAIL TO THE RESPECTIVE PARTY EXCEPT THAT, UNLESS OTHERWISE PROVIDED BY APPLICABLE LAW, ANY FAILURE TO MAIL SUCH COPY SHALL NOT AFFECT THE VALIDITY OF SERVICE OF PROCESS. IF ANY AGENT APPOINTED BY A PARTY REFUSES TO ACCEPT SERVICE, EACH PARTY AGREES THAT SERVICE UPON THE APPROPRIATE PARTY BY REGISTERED MAIL SHALL CONSTITUTE SUFFICIENT SERVICE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF A PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.
21.Headings. Headings are given to the sections and subsections of this Agreement solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Agreement or any provision hereof.
[Signature page follows]

The Participant’s signature below indicates the Participant’s agreement with and understanding that the Award is subject to all of the terms and conditions contained in the Plan, in this Agreement, the Grant Notice and in the Election Form (if any), and that, in the event that there are any inconsistencies between the terms of the Plan and the terms of this Agreement, the terms of the Plan shall control. The Participant further acknowledges that the Participant has read and understands the Plan, this Agreement and the Election Form (if any), which contain the specific terms and conditions of the Award. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan, this Agreement, the Grant Notice or the Election Form (if any).

SUMMIT MIDSTREAM GP, LLC,
a Delaware limited liability company

By: J. Heath Deneke
Its: General Partner

By: __________________________________
Name: J. Heath Deneke
Title: President and Chief Executive Officer

SUMMIT MIDSTREAM PARTNERS, LP,
a Delaware limited partnership

By: Summit Midstream GP, LLC
Its: General Partner

By:__________________________________
Name: J. Heath Deneke
Title: President and Chief Executive Officer

“PARTICIPANT”

____________________________________
[Name]
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